     As filed with the Securities and Exchange Commission on October__, 1996

                                                        Registration No. ______
                         _______________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    ________________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED
                    ________________________________________

                              IN FOCUS SYSTEMS, INC
             (Exact name of registrant as specified in its charter)

     OREGON                                                  93-0932102
     (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                         Identification No.)

                           27700B S.W. PARKWAY AVENUE
                            WILSONVILLE, OREGON 97070
               (Address of Principal Executive Offices) (Zip Code)
                  _____________________________________________

                             IN FOCUS SYSTEMS, INC.
                       1988 COMBINATION STOCK OPTION PLAN

                             IN FOCUS SYSTEMS, INC.
                          DIRECTORS' STOCK OPTION PLAN

                              (Full Title of Plans)
                    _________________________________________

                                MICHAEL D. YONKER
         VICE PRESIDENT, INFORMATION SERVICES, CHIEF FINANCIAL OFFICER,
                             SECRETARY AND TREASURER
                             IN FOCUS SYSTEMS, INC.
                           27700B S.W. PARKWAY AVENUE
                            WILSONVILLE, OREGON 97070
                                 (503) 685-8888
      (Name, Address and Telephone Number of Agent for Service of Process)
                   ___________________________________________

If any of the securities being registered on this Form S-8 are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend
or interest reinvestment plans, check the following box.   /X/


                                 CALCULATION OF REGISTRATION FEE

                                             Proposed            Proposed
Title of                                     Maximum             Maximum
Securities to be         Amount to be        Offering Price      Aggregate                Amount of
Registered               Registered*         Per Share**         Offering Price**         Fee
----------------         -------------       -----------         ----------------         ----------
Common Stock             600,000             $ 14.00             $8,400,000               $2,545.45


----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------



* The In Focus Systems, Inc., 1988 Combination Stock Option Plan, as amended (the "1988 Plan"), authorizes the issuance of a maximum of 4,500,000 shares of the common stock of In Focus Systems, Inc. (the "Company"), of which 500,000 shares are being registered hereunder. As of September 30, 1996, options to purchase 1,458,827 shares of the Company's common stock were outstanding, 2,377,789 shares of the Company's common stock had been issued upon exercise of options granted under the 1988 Plan and options to purchase 653,384 of the Company's common stock were available for future grants under the 1988 Plan.

The Company's Directors' Stock Option Plan (the "Directors' Plan") authorizes the issuance of a maximum of 200,000 shares of the Company's Common Stock, of which 100,000 shares are being registered hereunder. As of September 30, 1996, options to purchase 71,152 shares of common stock were outstanding, no shares of the Company's Common Stock had been issued upon exercise of options granted under the Directors' Plan and options to purchase 128,848 shares of the Company's common stock were available for future grants under the Directors' Plan.

The shares of the Company's common stock issuable under the 1988 Plan and the Directors' Plan, respectively, are collectively referred to as the "Shares."

There are also registered, pursuant to Rule 416, such additional indeterminate number of Shares as may be issued as a result of the respective anti-dilution provisions of the 1988 Plan and the Directors' Plan.

** Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price Per Share is the average of the high and low prices of the Company's common stock as listed on NASDAQ National Market System on September 30, 1996 (which were $14.50 and $13.50 respectively) as to the 500,000 Shares available for future grants under the 1988 Plan and the 100,000 Shares available for future grants under the Directors' Plan. Pursuant to Rule 457(h)(3), where a Registration Statement includes securities offered pursuant to an employee benefit plan and covers resale of the same securities, no additional fee shall be paid with respect to securities offered for resale.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     In accordance with General Instruction E to Registration Statement on Form S-8, the information required under Part I has been incorporated by reference to the Company's Registration Statement on Form S-8 dated August 5, 1994 (Reg. No. 33-82522), filed with the Commission on August 5, 1994.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3 THROUGH ITEM 6

     In accordance with General Instruction E to Registration Statement on Form S-8, the information required under Item 3 through Item 6 of Part II has been incorporated by reference to the Company's Registration Statement on Form S-8 dated August 5, 1994 (Reg. No. 33-82522), filed with the Commission on August 5, 1994.

ITEM 8    EXHIBITS

     The following exhibits are filed herewith:

No.            Description

4.1 In Focus Systems,Inc. 1988 Combination Stock Option Plan, as amended (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-8 dated August 5, 1994 (Reg. No. 33-82533), filed with the Commission on August 5, 1994)

4.1.1 Amendment No. 8 to the In Focus Systems, Inc. 1988 Combination Stock Option Plan, as amended

4.1.3 Form of Statutory Stock Option Agreement under the 1988 Combination Stock Option Plan, as amended (incorporated by reference to Exhibit 4.1.3 of the Company's Registration Statement on Form S-8 dated August 5, 1994 (Reg. No. 33-82533), filed with the Commission on August 5, 1994)

4.1.5 Form of Nonstatutory Stock Option Agreement under the 1988 Combination Stock Option Plan, as amended (incorporated by reference to Exhibit 4.1.5 of the Company's Registration Statement on Form S-8 dated August 5, 1994 (Reg. No. 33-82533), filed with the Commission on August 5, 1994)

4.2 In Focus Systems Inc. Directors' Stock Option Plan, as amended (incorporated by reference to Exhibits 4.2 and 4.2.1 of the Company's Registration Statement on Form S-8 dated August 5, 1994 (Reg. No. 33-82533), filed with the Commission on August 5, 1994)

4.2.1 Amendment No. 1 to the In Focus Systems, Inc. Directors' Stock Option Plan (incorporated by reference to Exhibit 10.8 of the Company's Annual Report on Form 10-K for the period ended December 31, 1995 (No. 000-18908), filed with the Commission on March 14, 1996)

4.2.2          Amendment No. 2 to the In Focus Systems, Inc. Directors' Stock
               Option Plan

4.2.3 Form of Nonstatutory Stock Option Agreement under the In Focus Systems, Inc. Directors' Stock Option Plan (incorporated by reference to Exhibit 4.3.1 of the Company's Registration Statement on Form S-8 dated January 26, 1993 (Reg. No. 33-57488), filed with the Commission on January 26, 1993)

5              Opinion of Counsel

23.1           Consent of Independent Public Accountants

23.3 Consent of Counsel (included in opinion of counsel filed as Exhibit 5 herewith)

24.1           Power of Attorney for John R. Dougery

24.2           Power of Attorney for Michael R. Hallman

24.3           Power of Attorney for Peter D. Behrendt

24.4           Power of Attorney for Jack D. Kuehler

ITEM 9    UNDERTAKINGS

     In accordance with General Instruction E to Registration Statement on Form S-8, the information required under Item 9 of Part II has been incorporated by reference to the Company's Registration Statement on Form S-8 dated August 5, 1994 (Reg. No. 33-82522), filed with the Commission on August 5, 1994.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-8 Registration Statement and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilsonville, State of Oregon on October 18, 1996.


Registrant:    IN FOCUS SYSTEMS, INC.


By /s/ John V. Harker
   --------------------------------
     John V. Harker
     Chairman of the Board, President and
     Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Principal Executive Officer:

/s/ John V. Harker                                     Date: October 18, 1996
-----------------------------------                         ------------------
     John V. Harker
     Chairman of the Board, President and
     Chief Executive Officer


Principal Financial Officer:

By /s/Michael D. Yonker                                Date: October 18, 1996
   --------------------------------                         ------------------
     Michael D. Yonker
     Vice President of Information
     Services, Chief Financial Officer,
     Treasurer and Assistant Secretary


Majority of the Board of Directors:

/s/John V. Harker                                      Date: October 18, 1996
-----------------------------------                         ------------------
John V. Harker, Director

*John R. Dougery                                       Date: October 18, 1996
John R. Dougery, Director                                   ------------------
----------------------------------
*Michael R. Hallman                                    Date: October 18, 1996
----------------------------------                          ------------------
Michael R. Hallman, Director

*Peter D. Behrendt                                     Date: October 18, 1996
----------------------------------                          ------------------
Peter D. Behrendt, Director

*Jack D. Kuehler                                       Date: October 18, 1996
----------------------------------                          ------------------
Jack D. Kuehler, Director

* By /s/ John V. Harker                                Date: October 18, 1996
     ------------------------------                         ------------------
  John V. Harker
  Attorney-In-Fact

                                  EXHIBIT INDEX


Exhibit No.    Description                                                 Page
-----------    -----------                                                 ----

4.1 In Focus Systems,Inc. 1988 Combination Stock Option Plan, as amended (incorporated by reference to Exhibit
               4.1 of the Company's Registration Statement on Form S-8 dated August 5, 1994 (Reg. No. 33-82533), filed with the Commission on August 5, 1994)

4.1.1          Amendment No. 8 to the In Focus Systems, Inc. 1988
               Combination Stock Option Plan, as amended

4.1.3 Form of Statutory Stock Option Agreement under the 1988 Combination Stock Option Plan, as amended (incorporated by reference to Exhibit 4.1.3 of the Company's Registration Statement on Form S-8 dated August 5, 1994 (Reg. No. 33-82533), filed with the Commission on August 5, 1994)

4.1.5 Form of Nonstatutory Stock Option Agreement under the 1988 Combination Stock Option Plan, as amended (incorporated by reference to Exhibit 4.1.5 of the Company's Registration Statement on Form S-8 dated August 5, 1994 (Reg. No. 33-82533), filed with the Commission on August 5, 1994)

4.2 In Focus Systems Inc. Directors' Stock Option Plan, as amended (incorporated by reference to Exhibits 4.2 and 4.2.1 of the Company's Registration Statement on Form S-8 dated August 5, 1994 (Reg. No. 33-82533), filed with the Commission on August 5, 1994)

4.2.1          Amendment No. 1 to the In Focus Systems, Inc.
               Directors' Stock Option Plan (incorporated by reference to Exhibit 10.8 of the Company's Annual Report on Form 10-K for the period ended December 31, 1995 (No. 000-18908), filed with the
               Commission on March 14, 1996)

4.2.2          Amendment No. 2 to the In Focus Systems, Inc.
               Directors' Stock Option Plan

4.2.2 Form of Nonstatutory Stock Option Agreement under the In Focus Systems, Inc. Directors' Stock Option Plan (incorporated by reference to Exhibit 4.3.1 of the Company's Registration Statement on Form S-8 dated January 26, 1993 (Reg. No. 33-57488), filed with the Commission on January 26, 1993)

5              Opinion of Counsel

23.1           Consent of Independent Public Accountants

23.3 Consent of Counsel (included in opinion of counsel filed as Exhibit 5 herewith)

24.1           Power of Attorney for John R. Dougery

24.2           Power of Attorney for Michael R. Hallman

24.3           Power of Attorney for Peter D. Behrendt

24.4           Power of Attorney for Jack D. Kuehler